Exhibit 10.01

FIRST AMENDMENT TO

CONSULTING AGREEMENT AND WARRANTS

This First Amendment to Consulting Agreement and Warrants (this "First Amendment") is dated and effective as of September 11, 3021 (the “Effective Date”), and is entered into by and between Bakhu Holdings, Corp., a Nevada corporation (the “Company”) and Fourth and G Holdings, LLC a limited liability company organized under the laws of Delaware (the “Consultant”).

RECITALS

A.Whereas, on June 7, 2021 (the “Original Effective Date”), The Company and Consultant entered into a Consulting Agreement (the “Original Agreement”).

B.Whereas also on June 7, 2021, pursuant to the terms of the Original Agreement the Company issued to Consultant, Warrant No. 2021-001 (the “Tranche 1 Warrant”) and Warrant No. 2021-002 (the “Tranche 2 Warrant”), collectively the “Warrants”.

C.Whereas, the Company and Consultant desire to amend the Original Agreement and Warrants, to provide that the total number of Warrants and shares issued thereunder, shall be reduced from 30,000,000 to 15,000,000.

AGREEMENT

NOW, THEREFORE, NOW, THEREFORE, in consideration of the Recitals and the respective covenants, agreements, and conditions, hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

1.Amendment to Article 4 of the Original Agreement. Article 4 of the Original; Agreement is hereby amended in its entirety to read as follows:

ARTICLE 4.

COMPENSATION; EXPENSES; TAXES AND ACCOUNTING

Consultant’s compensation under this Agreement shall consist of Warrants to purchase up to fifteen million (15,000,000) shares of Company common stock, with the number actually vested and to become exercisable dependent of Consultant’s performance.

4.1Section 3.1 through 3.5 Compensation. As compensation for the services provided by the Consultant pursuant to Sections 3.1 through 3.5, the Company shall issue to the Consultant on the Original Effective Date, a warrant (the “Tranche 1 Warrant”) to purchase seven hundred fifty thousand (750,000) shares of Company’s common stock at an exercise price of $3.00 per share.  The Tranche 1 Warrant shall have a term of six (6) years from the Original Effective Date and shall be in the form Warrant set forth in Exhibit A. The Tranche 1 Warrant shall vest, subject to the Consultant’s continued services with the Company through the applicable vesting date, as follows:

(a)three hundred thousand (300,000) shares have vested as of June 7, 2021.

Exhibit 10.01

(b)provided the Agreement is in full force and effect an additional 150,000 shares of the Tranche 1 Warrant shall vest and be exercisable on the sixth month anniversary of the Original Effective Date;

(c)provided the Agreement is in full force and effect, an additional 150,000 shares of the Tranche 1 Warrant shall vest and be exercisable on the one-year anniversary of the Original Effective Date; and

(d)provided the Agreement is in full force and effect, the remaining 150,000 shares of the Tranche 1 Warrant shall vest and be exercisable upon the two-year anniversary of the Original Effective Date.

4.2Section 3.6 Compensation.

(a)As compensation for Company’s entry into one or more Sublicenses as provided in Section 3.6, the Company shall issue to the Consultant on the Original Effective Date, a warrant (the “Tranche 2 Warrant”) to purchase fourteen million two hundred fifty thousand (14,250,000) shares of Company’s common stock at an exercise price of $3.00 per share. The Tranche 2 Warrant shall have a term of six (6) years from the Original Effective Date and shall be in the form Warrant set forth in Exhibit A. The Tranche 2 Warrant shall vest, subject to the Consultant’s continued services with the Company, as follows:

(i)Four million two hundred fifty thousand (4,250,000) shares of the Tranche 2 Warrant shall vest and be exercisable upon the execution of the fifth (5th) Sublicense Agreement pursuant to Section 3.6;

(ii)three million (3,000,000) shares of the Tranche 2 Warrant shall vest and be exercisable upon the execution of the tenth (10th) Sublicense Agreement pursuant to Section 3.6;

(iii)two million five hundred thousand (2,500,000) shares of the Tranche 2 Warrant shall vest and be exercisable upon the execution of the fifteenth (15th) Sublicense Agreement pursuant to Section 3.6;

(iv)two million (2,000,000) shares of the Tranche 2 Warrant shall vest and be exercisable upon the execution of the twentieth (20th) Sublicense Agreement pursuant to Section 3.6;

(v)one million (1,000,000) shares of the Tranche 2 Warrant shall vest and be exercisable upon the execution of the first Sublicense Agreement entered into by the Company, CBD Biotech or a Subsidiary, with a Multi-State Operator;

(vi)one million (1,000,000) shares of the Tranche 2 Warrant shall vest and be exercisable upon the execution of the second Sublicense Agreement entered into by the Company, CBD Biotech or a Subsidiary, with a Multi-State Operator; and

(vii),five hundred thousand (500,000) shares of the Tranche 2 Warrant shall vest and be exercisable upon the execution of the third Sublicense Agreement entered into by the Company, CBD Biotech or a Subsidiary, with a Multi-State Operator.

Exhibit 10.01

(b)Except for the termination of this Agreement pursuant to Section 9.2 as a result of the closing of a Transaction, if this Agreement is terminated any time by either Party as provided herein, or the term of this Agreement is not renewed or extended, such termination shall not affect the obligation of the Company to pay the Consultant the compensation identified above for any Sublicense Agreement entered into by the Company, CBD Biotech, or a Subsidiary,  within 18 months after such termination with any party directed or introduced by the Consultant to the Company or through the efforts of the Consultant prior to such termination.

4.3Potential Acceleration of Warrants upon closing of a Transaction. If during the Term of this Agreement the Company closes a Transaction, and this Agreement is terminated as of the closing of such Transaction as provided in Section 9.2, and at the date of such termination all Warrants have not otherwise vested pursuant to Sections 4.1 and 4.2, then the Consultant’s unvested Warrants shall vest as follows:

(a)If the Company closes a Transaction with a Transaction Value of less than $1 Billion, there shall be an acceleration of the vesting of the number Warrants equal to five million (5,000,000) minus the Vested Warrant Shares, as of the closing date of the Transaction.

(b)If the Company closes a Transaction with a Transaction Value between $1 billion and $2 billion, there shall be an acceleration of the vesting of the number Warrants equal to ten million (10,000,000) minus the Vested Warrant Shares, as of the closing date of the Transaction.

(c)If Company closes a Transaction with a Transaction Value in excess of $2 billion, there shall be an acceleration of the vesting of the number Warrants equal to fifteen million (15,000,000) minus the Vested Warrant Shares, as of the closing date of the Transaction.

(d)For the purposes of this Agreement “Vested Warrant Shares” shall mean shares that have already been issued to Consultant upon the exercise of a vested warrant plus any shares issuable pursuant to any then vested warrant under Sections 4.1 and 4.2.

(e)For avoidance of doubt, if the mathematical equation with respect to the determination of the acceleration of the vesting of the number Warrants set forth in subsections 4.3(a) - (c) above is a zero or a negative number, there shall be no acceleration of the vesting of any warrants.

By way of example, if as of the closing of a Transaction with a Transaction Value of less than $1 billion, there are 8,000,000 Vested Warrant Shares, there shall be no acceleration of any unvested warrants, as 5,000,000 minus 8,000,000 = (3,000,000).

Further by way of example, if as of the closing of a Transaction with a Transaction Value of between $1 billion and $2 billion, there are 8,000,000 Vested Warrant Shares, there would be an acceleration of 2,000,000 warrants, as 10,000,000 minus 8,000,000 = 2,000,000.

(f)Under no circumstances shall the Consultant be entitled to receive vested Warrants under this Agreement to purchase more than 15,000,000 shares of the Company’s common stock.

(g)In the event of the acceleration of the vesting of any warrants, any such vested warrants shall become fully exercisable upon the closing of a Transaction and will be treated in the same fashion and receive the same consideration, applicable to any shareholder and/or the holders of any options or warrants, in such Transaction.

Exhibit 10.01

(h)If this Agreement is terminated any time by either Party as provided herein, or the term of this Agreement is not renewed or extended, such termination shall not affect the acceleration of the vesting of the number Warrants set forth in subsections 4.3(a)-(c) above as to a Transaction which is consummated by Company within 18 months after such termination.

2.Amendment to Tranche 1 - Warrant 2021-001. Warrant 2021-001 is hereby amended as follows:

(a)The second paragraph of Warrant 2021-001 is hereby amended to read as follows:

“Bakhu Holdings, Corp., a Nevada corporation (the “Company”), for value received, hereby certifies that, Fourth and G Holdings, LLC, a Delaware limited liability company (the “Holder”), is entitled, subject to the terms and conditions set forth herein, to purchase from the Company up to a total of 750,000 shares of Common Stock (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”), at any time after vesting as set forth in Section 4, for a period of six (6) years through and including 5:30 PM, PST of June 7, 2027 (the “Expiration Date”), and subject to the following terms and conditions:”

(b)Section 3 of Warrant 2021-001 is hereby amended in its entirety to read as follows:

Number of Shares for Which Warrant is Exercisable.  In accordance with the terms of the Consulting Agreement, the Warrant shall become exercisable for an aggregate of 750,000 shares of Common Stock of the Company (subject to future adjustment from time to time pursuant to the terms of Section 4 herein).

(c)Section 4 of Warrant 2021-001 is hereby amended in its entirety to read as follows:

3.Vesting. The Warrant shall vest, subject to the Consultant’s continued services with the Company under the Consulting Agreement, through the applicable vesting date, as follows:

(a)right to purchase three hundred thousand (300,000) Warrant Shares will vest and be exercisable on the Original Effective Date;

(b)provided the Consulting Agreement is in full force and effect, right to purchase an additional 150,000 Warrant Shares shall vest and be exercisable on the sixth month anniversary of the Original Effective Date;

(c)provided the Consulting Agreement is in full force and effect, right to purchase an additional 150,000 Warrant Shares shall vest and be exercisable, on the one-year anniversary of the Original Effective Date; and

(d)provided the Consulting Agreement is in full force and effect, right to purchase an additional 150,000 Warrant Shares shall vest and be exercisable, on the two-year anniversary of the Original Effective Date.

Exhibit 10.01

(e)Notwithstanding Sections 4(a) through (d) above, in the event of a Transaction, unvested Warrants may be subject to acceleration of vesting as provided in Section 4.3 of the Consulting Agreement.

3.Amendment to Tranche 2 - Warrant 2021-002. Warrant 2021-002 is hereby amended as follows:

(a)The second paragraph of Warrant 2021-001 is hereby amended to read as follows:

“Bakhu Holdings, Corp., a Nevada corporation (the “Company”), for value received, hereby certifies that, Fourth and G Holdings, LLC, a Delaware limited liability company (the “Holder”), is entitled, subject to the terms and conditions set forth herein, to purchase from the Company up to a total of 14,250,000 shares of Common Stock (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”), at any time after vesting as set forth in Section 4, for a period of six (6) years through and including 5:30 PM, PST of June 7, 2027 (the “Expiration Date”), and subject to the following terms and conditions:”

(b)Section 3 of Warrant 2021-002 is hereby amended in its entirety to read as follows:

Number of Shares for Which Warrant is Exercisable.  In accordance with the terms of the Consulting Agreement, the Warrant shall become exercisable for an aggregate of 14,250,000 shares of Common Stock of the Company (subject to future adjustment from time to time pursuant to the terms of Section 4 herein).

(c)Section 4 of Warrant 2021-002 is hereby amended in its entirety to read as follows:

4.Vesting.  Subject to Section 4.2(b) of the Consulting Agreement, provided the Consulting Agreement is in full force and effect, the Warrant shall vest as follows:

(a)the right to purchase 4,250,000 Warrant Shares will vest and be exercisable upon the execution of the fifth (5th) Sublicense Agreement pursuant to Section 3.6 of the Consulting Agreement;

(b)the right to purchase an additional 3,000,000 Warrant Shares will vest and be exercisable upon the execution of the tenth (10th) Sublicense Agreement pursuant to Section 3.6 of the Consulting Agreement;

(c)the right to purchase an additional 2,500,000 Warrant Shares will vest and be exercisable upon the execution of the fifteenth (15th) Sublicense Agreement pursuant to Section 3.6 of the Consulting Agreement;

(d)the right to purchase an additional 2,000,000 Warrant Shares will vest and be exercisable upon the execution of the twentieth (20th) Sublicense Agreement pursuant to Section 3.6 of the Consulting Agreement;

Exhibit 10.01

(e)the right to purchase an additional 1,000,000 Warrant Shares will vest and be exercisable upon the execution of the first Sublicense Agreement entered into with a Multi-State Operator pursuant to Section 3.6 of the Consulting Agreement;

(f)the right to purchase an additional 1,000,000 Warrant Shares will vest and be exercisable upon the execution of the second Sublicense Agreement entered into with a Multi-State Operator pursuant to Section 3.6 of the Consulting Agreement; and

(g)the right to purchase an additional 500,000 Warrant Shares will vest and be exercisable upon the execution of the third Sublicense Agreement entered into with a Multi-State Operator pursuant to Section 3.6 of the Consulting Agreement.

(h)Notwithstanding Sections 4(a) through (g) above, in the event of a Transaction, unvested Warrants may be subject to acceleration of vesting as provided in Section 4.3 of the Consulting Agreement.

4.No Other Modifications.  Except as modified herein, the all other terms and provisions of the Original Agreement, Warrant 2021-001 and 2021-002, shall remain in full force and effect.

5.Manner of Execution; Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this agreement by facsimile, portable document format (.pdf), DocuSign or other electronic transmission shall be equally as effective as delivery of a manually executed counterpart of this Agreement.

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Exhibit 10.01

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY

Bakhu Holdings, Corp.

/s/ Thomas K. Emmitt
By: Thomas K. Emmitt
Its: President and CEO

CONSULTANT

Fourth and G Holdings, LLC

/s/ Christopher S. Ganan
By: Christopher S. Ganan
Title: Sole and Managing Member